UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
American HomePatient, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	62-1474680
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)
5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027
(Address of Principal Executive Offices)
(Zip Code)
Amended and Restated American HomePatient, Inc.
1991 Nonqualified Stock Option Plan
(Full Name of the Plan)
Stephen L. Clanton, 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027
(Name and address of agent for service)
(615) 221-8884
(Telephone number, including area code, of agent for service)
Indicate by checkmark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “accelerated filer, large accelerated filer, and smaller reporting company” in Rule12b-2 of the Exchange Act.
Large accelerated filer ☐             Accelerated filer ☐             Non-accelerated filer ☐             Smaller Reporting Company ☒
CALCULATION OF REGISTRATION FEE

		Proposed
Title of securities	Amount to be	maximum offering	Proposed maximum	Amount of
to be registered	registered (1)	price per share (2)	aggregate offering price (2)	registration fee
Common Stock $.01 par value	500,000 shares	$0.19	$95,000	$3.73

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the stock option plan described herein, as well as an indeterminate number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the plan.

(2) This estimate is solely for the purpose of calculating the registration fee pursuant to Rules 457 (c) and (h) and is based on 500,000 shares of common stock being offered at an exercise price of $0.19 based upon of the average of the high and low prices for the Common Stock on the Over the Counter Bulletin Board on October 27, 2008.
EXHIBIT INDEX BEGINS ON PAGE 6

     The purpose of this Registration Statement is to register 500,000 additional shares of American HomePatient, Inc. (the “Registrant”) Common Stock authorized for issuance by the Amended and Restated American HomePatient, Inc. 1991 Nonqualified Stock Option Plan (the “Plan”) as approved by the Registrant’s Compensation Committee on February 26, 2008. The Registrant’s registration statement on Form S-8 relating to 500,000 shares of Common Stock (file number 33-64292), as filed with the Securities and Exchange Commission on June 9, 1993, as amended, is hereby incorporated by reference in its entirety and is modified only in respect to the number of shares of Common Stock reserved for issuance under the Plan, which is now 5,500,000 shares (pursuant to Amendment No. 2 to the Plan attached hereto as Exhibit 10.1).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on October 30, 2008.

AMERICAN HOMEPATIENT, INC.
By:	/s/ Stephen L. Clanton
Stephen L. Clanton
Executive Vice President & Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Joseph F. Furlong, III Joseph F. Furlong, III	Director, President, and Chief Executive Officer	October 30, 2008
/s/ Henry T. Blackstock Henry T. Blackstock	Director	October 30, 2008
/s/ Donald R. Millard Donald R. Millard	Director	October 30, 2008
/s/ W. Wayne Woody W. Wayne Woody	Director	October 30, 2008
/s/ William C. O’Neil, Jr. William C. O’Neil, Jr.	Director	October 30, 2008
/s/ Stephen L. Clanton Stephen L. Clanton	Executive Vice President & Chief Financial Officer	October 30, 2008
/s/ Robert L. Fringer Robert L. Fringer	Senior Vice President, Controller & Principal Accounting Officer	October 30, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Harwell Howard Hyne Gabbert & Manner, P.C.

10.1
Amendment No. 2 to Amended and Restated American HomePatient, Inc. 1991 Nonqualified Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 3, 2008).

23	Consent of KPMG LLP.